UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 20, 2013

Massive Interactive, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Nevada	000-53892	20-8295316
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer of Incorporation) Identification No.)

5700 W. Plano Parkway, Suite 3600, Plano TX 75093

(Address of Principal Executive Offices)

(214) 432-8002

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 20, 2013, Nicholas P. DeVito informed the Board of Directors (the “Board”) of Massive Interactive, Inc. (the “Company”) that he was resigning from the Board and from his current positions as Chief Executive Officer and Chief Financial Officer effective December 20, 2013.

On December 20, 2013, the Board appointed Ron Downey, age 52, as Chief Executive Officer (“CEO”), effective as of December 20, 2013.  Mr. Downey is the co-founder and CEO of Massive Interactive. Prior to forming Massive in Sydney, Australia in 1996, he was the General Manager at Terabyte Interactive, Auckland, New Zealand (1994-1996). Before moving into digital technology, Mr. Downey worked in the advertising and music industries as a writer, composer, artist and producer. Mr. Downey graduated with a B.A. from Auburn University.

The Board of Directors also appointed Antaine Furlong, age 40, as Chief Financial Officer (“CFO”) of the Company, effective as of December 20, 2013.  Mr. Furlong is the CFO of Massive Interactive. Before joining Massive in 2010, Mr. Furlong was the Group Financial Controller for TIVO (Australia and New Zealand) (2009-2010). Prior to this position, he held senior finance positions at Ebay, McCann Erickson and FreemantleMedia. Mr. Furlong is a member of the Australian Institute of Company Directors and studied at University College Dublin and IADT in Ireland.

Mr. Downey’s annual compensation is   £250,000.00.  Mr. Furlong’s annual compensation is   £132,500.00.  Neither Mr. Downey nor Mr. Furlong has any other reportable relationships with the Company or its affiliates.  Mr. DeVito will receive monthly payments of $10,000 for the next 4 months to act as a consultant to the Company.

In addition, on December 27, 2013 the Board appointed Mr. Downey, Mr. Furlong, Jeff Devers, age 59, and Andrew Scherr, age 45, to join Mr. Richard Bailey as members of the Board with a term expiring at the Company’s next annual meeting of stockholders.  These appointments are subject to  the  proposed amendment to the existing bylaws of the Company to permit more than two people to act as directors of the Company becoming effective. The Board has proposed to amend and restate the bylaws. The Board of Directors has voted to set the number of seats on the Board of Directors to be at least 5 and has elected Messrs. Downey, Furlong, Devers and Scherr to fill the four vacant seats after the amended and restated bylaws are carried into effect, which is conditioned on the consent of the majority of the shareholders and will become effective 20 days after the distribution of an information statement to stockholders of the Company. In addition, the appointments to the Board are subject to the filing and mailing of an Information Statement required by Rule 14f-1 under the Securities Exchange Act of 1934.  Mr. Scherr is a director of the general partner of Southport Lane, LP. Southport Equity II, LLC, a subsidiary of Southport Lane, LP, owns approximately 90% of the Company’s outstanding common stock and is the controlling shareholder of the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 27, 2013

Massive Interactive, Inc.

/s/ Ron Downey

Ron Downey, Chief Executive Officer